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                                                              EXHIBIT 99.1





                                              July 9, 1996


Cambridge Heart, Inc.
1 Oak Park Drive
Bedford, MA 01730

Gentlemen:

     I hereby consent to the use of my name as a director in the section entitled "Management - Executive Officers and Directors" of the Prospectus which is part of the Registration Statement on Form S-1 for the registration of shares of Common Stock of Cambridge Heart, Inc. and any pre-effective or post-effective amendents thereto.

                        Sincerely,


                        /s/ Laurence J. Blumberg
                        ------------------------
                        Laurence J. Blumberg, M.D.